UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2017

GREAT SOUTHERN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (417) 887-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Great Southern Bancorp, Inc., (the “Company”), through the Company’s wholly owned subsidiary, Great Southern Bank (the “Bank”), acquired certain assets and assumed all of the deposits of Maple Grove, Minn.-based Inter Savings Bank through a Federal Deposit Insurance Corporation (“FDIC”)-assisted transaction in 2012.  In conjunction with this transaction, the Bank entered into a loss sharing agreement with the FDIC such that the Bank and the FDIC would share in the losses on assets covered under such agreements (“covered assets”).

On June 9, 2017, the Company issued a press release reporting that an agreement had been reached with the FDIC regarding the early termination of this loss sharing agreement.  Pursuant to the termination agreement, the FDIC will pay $15.0 million to the Bank to settle all outstanding items related to the terminated loss sharing agreements.  All rights and obligations of the Bank and the FDIC under the terminated loss sharing agreements, including the settlement of all existing loss sharing and expense reimbursement claims, have been resolved and terminated.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of entering into the termination agreement, assets that were covered by the terminated loss sharing arrangements, including covered loans in the amount of $138.8 million and covered other real estate owned in the amount of $2.9 million as of March 31, 2017, have been reclassified as non-covered assets effective June 9, 2017.

The termination of the loss sharing agreements for the Inter Savings Bank transaction will have no impact on the yields for the loans that were previously covered under this agreement. All future recoveries, gains, losses and expenses related to these previously covered assets will now be recognized entirely by Great Southern Bank since the FDIC will no longer be sharing in such gains or losses. Accordingly, the Company's future earnings will be positively impacted to the extent the Company recognizes gains on any sales or recoveries in excess of the carrying value of such assets. Similarly, the Company's future earnings will be negatively impacted to the extent the Company recognizes expenses, losses or charge-offs related to such assets.  At June 9, 2017, the Company has discounts related to the loan pools totaling approximately $14.0 million which are available to absorb charge-offs.  Any future charge-offs exceeding that aggregate amount would impact the Company's allowance for loan losses.

Item 9.01.  Financial  Statements and Exhibits.

  (d) Exhibits

    99.1 Press release dated June 9, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date:	June 9, 2017	By:	/s/ Joseph W. Turner
Joseph W. Turner, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.   Description

99.1     Press Release dated June 9, 2017

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